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                                                                    Exhibit 5.1



                                                        May 9, 1996

Executive Risk Inc.
82 Hopmeadow Street
Simsbury, CT 06070

Dear Sirs:

        We refer to the Registration Statement on Form S-3 (Registration No. 333-3956) (the "Registration Statement") filed by Executive Risk Inc. (the "Company") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), relating to (i) 2,000,000 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), to be offered for sale on behalf of Aetna Life and Casualty Company (the "Aetna Shares") and (ii) 300,000 shares of Common Stock to be offered for sale by the Company (the "Company Shares"), upon exercise of an over-allotment option (the "Over-allotment Option") granted to the underwriters pursuant to an underwriting agreement to be entered into among the Company, Aetna Life and Casualty Company, Donaldson, Lufkin & Jenrette Securities Corporation and Conning & Company as representatives of the several underwriters (the "Underwriting Agreement").

        We have examined and are familiar with originals, or copies certified or otherwise identified to our satisfaction, of such corporate records of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed appropriate as a basis for the opinions expressed below.


                Based upon the foregoing, we are of the opinion that:

                1. the Company is duly incorporated and existing under the laws of the State of Delaware;

                2. the Aetna Shares are duly authorized, validly issued, fully paid and non-assessable; and

                3. the Company Shares are duly authorized and, if issued as contemplated in the Underwriting Agreement upon exercise of the Over-allotment Option, and if paid for as contemplated in the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit in the Registration Statement and to the reference to this firm under the caption "Certain Legal Matters" in the Prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        Very truly yours,


                                        /s/ Dewey Ballantine